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                                                                   EXHIBIT 99.28

                         COMPREHENSIVE CARE CORPORATION
                                (THE "COMPANY")
                         NOTICE OF GUARANTEED DELIVERY
                 OF 7 1/2% CONVERTIBLE SUBORDINATED DEBENTURES
                  DUE APRIL 15, 2010 (THE "DEBENTURES") IN THE
           COMPANY'S EXCHANGE OFFER FOR UP TO 100% OF THE DEBENTURES

THE EXCHANGE OFFER WILL EXPIRE AT 2:00 P.M., ST. PAUL, MINNESOTA TIME, ON DECEMBER 23, 1996 UNLESS THE EXCHANGE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF DEBENTURES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 2:00 P.M. ON THE EXPIRATION DATE OR AFTER 2:00 P.M., ST. PAUL, MINNESOTA TIME, ON DECEMBER 30, 1996, IF NOT PREVIOUSLY EXCHANGED.

         TO: FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, EXCHANGE AGENT

              By Mail:                                   By Hand:
   FIRST TRUST OF CALIFORNIA, N.A.            FIRST TRUST OF CALIFORNIA, N.A.
  180 EAST FIFTH STREET, SUITE 200           180 EAST FIFTH STREET, SUITE 200
      ST. PAUL, MINNESOTA 55101                  ST. PAUL, MINNESOTA 55101
     Attention : Joseph D. Roach                Attention : Joseph D. Roach

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. INSTRUCTIONS CONTAINED IN THE LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS NOTICE OF GUARANTEED DELIVERY IS COMPLETED.

Ladies and Gentlemen:


By execution hereof, the undersigned acknowledges receipt of the Offering Circular dated November 14, 1996 (the "Offering Circular"), of Comprehensive Care Corporation, a Delaware corporation (the "Company"), which, together with the Letter of Transmittal and the instructions thereto (the "Letter of Transmittal"), and related documents, constitute the Company's offer (the "Exchange Offer") to exchange, as principal, $500 in cash plus 16 shares of Common Stock, and, as interest, $80 in cash plus 8 shares of Common Stock (the "Exchange Consideration"), for each $1,000 of original principal amount of its outstanding 7 1/2% Convertible Subordinated Debentures Due April 15, 2010 (the "Debentures"), and the waiver by the Debentureholder of all interest accrued and unpaid as of the date of the Exchange in excess of such designated interest payment included in the Exchange Consideration, on the terms and subject to the conditions set forth in the Exchange Offer. The undersigned hereby tenders, the principal amount of Debentures indicated below, and all interest accrued thereon, including default interest and interest on default interest, and all other rights or claims thereunder, to COMPREHENSIVE CARE CORPORATION, upon the terms and subject to the conditions set forth in the Exchange Offer, pursuant to the guaranteed delivery procedure set forth in the Exchange Offer. This form or a facsimile copy of it (accompanied by a Consent to all Proposals as described in the Debenture Consent Solicitation Statement), must be used to accept the Exchange Offer if:


(a) certificates for Debentures of the Company are not immediately available;
(b) the procedure for book-entry transfer cannot be completed on a timely basis; or

(c) time will not permit the Letter of Transmittal or other required documents to reach the Exchange Agent before the Expiration Date.


A signed and properly completed Notice, in this form or a facsimile of it, ALONG WITH A SIGNED AND DATED CONSENT CARD, or a facsimile of it, may be

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delivered by hand or mail to the Exchange Agent by the Expiration Date.  EACH
DEBENTUREHOLDER IS REQUIRED TO CONSENT PURSUANT TO THE DEBENTURE CONSENT SOLICITATION STATEMENT IN ORDER TO TENDER A DEBENTURE.

 PLEASE TYPE OR PRINT
Certificate No(s).
(if available)  ____________________    Name(s)_____________________________

____________________________________    ____________________________________
If Debentures will be tendered by book-
entry transfer, check one box:          ____________________________________

[_] The Depository Trust Company        Address(es)_________________________

[_] Midwest Securities Trust            Area Code/Tel. No.__________________
    Company
                                        Sign Here___________________________
[_] Philadelphia Depository Trust
    Company

Account Number______________________

Dated_________________________, 1996


                                   GUARANTEE
                    (Not to be used for signature guarantee)
The undersigned, bank, broker, dealer, credit union, savings association, or other entity that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc. (each, an "Eligible Institution"), hereby (i) represents that the undersigned has a net long position in Debentures or equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, at least equal to the Debentures tendered, (ii) represents that such tender of Debentures complies with Rule 14e-4, and (iii) guarantees that either the certificates representing the Debentures tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Debentures into the Depositary's account at The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company (pursuant to the procedures as provided in the Offering Circular under "Guaranteed Delivery Procedure" on page 20, and instruction no. 1 in the Letter of Transmittal on page 7), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee for the Letter of Transmittal, will be received by the Exchange Agent at one of its addresses set forth above within five New York Stock Exchange, Inc. trading days after the date of execution hereof.


________________________________      ________________________________________
          Name of Firm                            Authorized Signature

________________________________      ________________________________________
            Address                                      Title

________________________________      Name____________________________________
                        Zip Code                   Please Type or Print

Area Code/Tel. No.______________      Date_________________________, 1996

              DO NOT SEND DEBENTURE CERTIFICATES WITH THIS NOTICE. DEBENTURE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.